Exhibit 3.31

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF FORMATION

OF

MICHIGAN’S ADVENTURE LLC

Michigan’s Adventure LLC (the “Company”), a limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Company’s Certificate of Formation filed with the Secretary of State on November 24, 2014 (the “Certificate of Formation”).

2.	Article 1 of the Certificate of Formation is hereby amended and restated in its entirety as follows:

1.	The name of the limited liability company is Michigan’s Adventure Park LLC.

3.	All other provisions of the Certificate of Formation shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Brian C. Witherow, its Executive Vice President and Chief Financial Officer, this 28th day of February, 2015.

By:	/s/ Brian C. Witherow

Name:	Brian C. Witherow

Title:	EVP and Chief Financial Officer

Signature Page to Certificate of Amendment